SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                 August 17, 2000


                           SPENCER'S RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-13818                  06-1369616
(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)



                       106 Federal Road, Danbury, CT 06810
               (Address of principal executive offices) (Zip code)


                                 (203) 798-1390
              (Registrant's telephone number, including area code)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     (a) On August 17, 2000, the Registrant dismissed KPMG LLP ("KPMG") as its independent accountants. This action had been approved by Registrant's Board of Directors. KPMG issued a report on the Registrant's June 28, 1998 and June 30, 1999 consolidated financial statements with a modification of the opinions contained therein, which included an explanatory paragraph noting uncertainty over the Registrant's ability to continue as a going concern.

     During the period of its engagement there were no disagreements between the Registrant and KPMG within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with its opinion.

     (b) On August 17, 2000 the Board of Directors of the Registrant appointed Cogen Sklar LLP ("CS") as its independent accountants. Prior to such engagement, the Registrant did not consult with CS regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.

     The Registrant has authorized KPMG to respond fully to the inquiries of the Registrant's successor accountants concerning the Registrant's internal controls. KPMG has indicated that it will cooperate fully in effecting an orderly transition. Except as described above, none of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Registrant within the two most recent fiscal years and through the interim period.

     The Registrant has requested KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. Such letter will be filed with the SEC on Form 8-K/A promptly following receipt.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 16. Letter by independent accountants in connection with the disclosure under Item 4 of this Report to be filed by amendment.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Spencer's Restaurants, Inc.


                                            By: /s/ Ken Berry
                                                --------------------------------
                                                Ken Berry, President
Date:  August 18, 2000